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                    [DEGOLYER AND MACNAUGHTON LETTERHEAD]
                                                                 EXHIBIT 23.6



                                October 8, 1996




Enron Corp.
1400 Smith Street
Houston, Texas 77002

Enron Oregon Corp.
1400 Smith Street
Houston, Texas 77002

Gentlemen:

         In connection with the Registration Statement on Form S-4 (the Registration Statement), to be filed with the Securities and Exchange Commission on or about October 8, 1996 by Enron Corp. and Enron Oregon Corp., DeGolyer and MacNaughton hereby consents to the incorporation in said Registration Statement of the references to our firm and to the opinions delivered to Enron Oil & Gas Company (the "Company") regarding our comparison of estimates prepared by us with those furnished to us by the Company of the proved oil, condensate, natural gas liquids, and natural gas reserves of certain selected properties owned by the Company. The opinions are contained in our letter reports dated January 27, 1994, January 13, 1995, and January 22, 1996, for estimates as of January 1, 1994, January 1, 1995, and December 31, 1995, respectively. The opinions are referred to in the section "Oil and Gas Exploration and Production Properties and Reserves--Reserve Information" in Enron Corp.'s Annual Report on Form 10-K for the year ended December 31, 1995, and in Note 18 to the Enron Corp. consolidated financial statements included in Enron Corp.'s Form 10-K for the year ended December 31, 1995. DeGolyer and MacNaughton also consents to the incorporation by reference in the Registration Statement of its letter report, dated January 22, 1996, addressed to the Company, which is included as Exhibit
24.03 to Enron Corp.'s Annual Report on Form 10-K for the year ended December 31, 1995,
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and to the reference to it in the section "Experts" in the Prospectus that is a part of the Registration Statement.

                                        Very truly yours,

                                        /s/ DE GOLYER AND MAC NAUGHTON
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                                        DeGOLYER and MacNAUGHTON